Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 21, 2023, is between SCILEX HOLDING COMPANY, a company incorporated under the laws of the State of Delaware (the “Company”), and the investor listed on the Schedule of Buyers attached as Schedule I hereto (the “Buyer”).

WITNESSETH

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Convertible Debentures (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase convertible debentures in the form attached hereto as “Exhibit A” (the “Convertible Debentures”) in the principal amount of up to $25,000,000 (the “Subscription Amount”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), of which $10,000,000 shall be purchased upon the signing this Agreement (the “First Closing”), $7,500,000 shall be purchased upon the filing of a registration statement with the U.S. Securities and Exchange Commission registering the resale of the Conversion Shares by the Buyer (the “Second Closing”), and $7,500,000 shall be purchased on or about the date the Registration Statement has first been declared effective by the SEC (the “Third Closing”) (individually referred to as a “Closing” collectively referred to as the “Closings”), at a purchase price equal to 96% of the Subscription Amount (the “Purchase Price”) in the respective amounts set forth opposite the Buyer’s name on the Schedule I to this Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, the Convertible Debentures and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at each Closing Convertible Debentures with principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule I attached hereto.

(b) Closing Dates. Each Closing shall occur remotely by conference call and electronic delivery of documentation. The date and time of each Closing shall be as follows: (i) the First Closing shall be 4:00 p.m., New York time, on the first Business Day on which the conditions to the Closing set forth in Section 6 and Section 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “First Closing Date”), (ii) the Second Closing shall be 4:00 p.m., New York time, on the first Business Day after the date on which the Registration Statement is filed by the Company with the SEC as set forth in the Registration Rights Agreement, provided the conditions to the Closing set forth in Section 6 and Section 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “Second Closing Date”), and (iii) the Third Closing shall be 4:00 p.m., New York time, on the first Business Day after the Registration Statement is first declared effective by the SEC, provided the conditions to the Closing set forth in Section 6 and Section 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “Third Closing Date” and collectively referred to as the “Closing Dates”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Form of Payment; Deliveries. Subject to the satisfaction of the terms and conditions of this Agreement, on each Closing Date, (i) the Buyer shall deliver to the Company the Purchase Price for the Convertible Debentures to be issued and sold to the Buyer at such Closing, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein, and (ii) the Company shall deliver to the Buyer, Convertible Debentures which the Buyer is purchasing at such Closing with a principal amount corresponding with the Subscription Amount set forth opposite the Buyer’s name on the Schedule of Buyers attached as Schedule I hereto, duly executed on behalf of the Company.

(d) Maximum Shares. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any Common Stock pursuant to the transactions contemplated hereby or any other Transaction Documents (including the Conversion Shares) together with any transactions aggregated with the foregoing if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of NASDAQ Capital Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the NASDAQ Capital Market for issuances of shares of Common Stock in excess of such amount. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a) Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d) Information. The Buyer and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(f) Legends. The Buyer agrees to the imprinting, so long as its required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS

Subject to the provision of representation letters from the Buyer and its representatives as the Company may require, certificates or book-entry positions evidencing the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Buyer agrees that the removal of restrictive legend from certificates or book-entry positions representing Securities as set forth in this Section 2(f) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(g) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h) Authorization, Enforcement. The Transaction Documents to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Buyer of the Transaction Documents to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder and thereunder.

(j) Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Buyer.

(k) “No Bad Actors” as defined under Rule 506 of Regulation D of the Securities Act. Neither the Buyer, nor its officers, director, shareholders or affiliates are subject to the “Bad Actor Disqualification” provisions of Rule 506 of Regulation D.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth (i) under the corresponding section of the disclosure schedule (dated as of the date of the Agreement) delivered to Buyer by the Company on the date of the Agreement (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty made herein to the extent of such disclosure, or (ii) in the SEC Documents (as defined below) that are available on the SEC’s Website through the EDGAR system prior to the date of this Agreement, the Company hereby makes the representations and warranties to the Buyer set forth below as of the date hereof and as of each Closing Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

(a) Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (to the extent applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the other Transaction Documents or the transactions contemplated herein and therein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any of the Transaction Documents. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Convertible Debentures), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and assuming the execution and delivery thereof and acceptance by Buyer, constitutes (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies as to the Company or its Subsidiaries and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debentures, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of each Closing Date, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the Conversion Price (as defined therein) as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein). Upon issuance or conversion in accordance with the Convertible Debentures, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Debentures, the Conversion Shares, and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries (as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules and regulations of the Nasdaq Capital Market (the “Principal Market,” provided however, that in the event the Common Stock is ever listed or traded on any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Market” shall mean that market on which the Common Stock is then listed or traded) and including all applicable laws, rules and regulations of the State of Delaware) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(e) Consents. The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in

violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future. The Company has notified the Principal Market of the issuance of all of the Securities hereunder, which does not require obtaining the approval of the stockholders of the Company or any other Person or Governmental Entity. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer (nor any affiliate of the Buyer) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their respective affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(i) SEC Documents; Financial Statements. The Company has timely filed (giving effect to permissible extensions in accordance with rule 12b-25 under the 1934 Act) all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act since November 11, 2022 (all of the foregoing filed or amended since such date and prior to the date hereof, and all exhibits and appendices included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act (including any Registration Statements filed hereunder), being hereinafter referred to as the “SEC Documents”). The Company has delivered or made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the dates indicated therein, the consolidated financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, reflected in the SEC Documents are reasonable based upon facts and circumstances known by the Company on the date such SEC Documents were filed and there are no loss contingencies that are required to be reflected in the SEC Documents accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents (including, without limitation, information in the Disclosure Schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(j) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 7, 2023 (the “2022 Form 10-K”), there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in the 2023 Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and would reasonably be expected to have a Material Adverse Effect.

(l) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably be expected lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since November 11, 2022, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess or will apply for all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(m) Foreign Corrupt Practices. Since November 11, 2022, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, nor any other person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(n) Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of 785,000,000 shares of capital stock, of which 740,000,000 shares are designated as Common Stock, and 45,000,000 shares of preferred stock, of which 29,057,097 shares are designated as “Series A Preferred Stock.” As of the date hereof, the Company had 145,811,298 shares of common stock outstanding and 29,057,097 shares of Series A Preferred Stock outstanding. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is currently listed on a Principal Market under the trading symbol “SCLX.” The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, delisting the Common Stock from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

(o) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (i) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (ii) other than in connection with awards granted under employee benefit and similar plans, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement, the amended and restated registration rights agreement dated November 10, 2022, among the Company, Sorrento Therapeutics, Inc. and the equityholders named therein, the amended and restated standby equity purchase agreement dated February 8, 2023, between the Company and the Buyer (the “Yorkville SEPA”), and the standby equity purchase agreement dated January 8, 2023 between the Company and B. Riley Principal Capital II, LLC (the “B. Riley SEPA”); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(p) Organizational Documents. The Company has furnished to the Buyer or filed on EDGAR true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

(q) Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect. After reasonable inquiry of its executive officers, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding, including, but not limited to any action related to actions taken by the Company under that certain Contribution and Satisfaction of Indebtedness Agreement, dated September 12, 2022.

(r) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities or (ii) sold, bid for, or purchased Common Stock in violation of Regulation M, or paid anyone any compensation for soliciting purchases of the Shares.

(t) Registration Eligibility. The Company is eligible to register the resale of the Conversion Shares by the Buyer using Form S-1 promulgated under the 1933 Act.

(u) Shell Company Status. The Company ceased to be an issuer identified in, or subject to, Rule 144(i) on November 17, 2022.

(v) Sanctions Matters. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authorities with jurisdiction over the Company and its Subsidiaries, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

(w) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company.

(x) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(y) Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. Assuming compliance with the Exchange Cap, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

4.	COVENANTS.

(a) Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which all the Convertible Debentures are no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b) Use of proceeds; Sanctions. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company, to make any payments in respect of any related party debt, or to make any payment to Sorrento Therapeutics Inc., Scintilla Pharmaceuticals Inc., or any other affiliate that becomes a debtor under Title 11 of the United States Code (any such debtor, a “Bankruptcy Debtor”). Notwithstanding the foregoing, the Company shall be permitted to make payments to a Bankruptcy Debtor in an aggregate amount not to exceed $500,000 provided that (a) such payment is for the production of drugs on terms that are more favorable to the Company than offered by existing suppliers, and (b) any claim that the Company may have against such Bankruptcy Debtor is afforded administrative expense treatment. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

(c) Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

“Underlying Securities” means the (i) the Conversion Shares and (ii) any common stock of the Company issued or issuable with respect to the Conversion Shares or, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged without regard to any limitations on conversion of the Convertible Debentures.

(d) Fees. The Company shall pay to YA Global II SPV, LLC, an affiliate of the Buyer (the “Subsidiary Fund”), a one-time due diligence and structuring fee of $15,000, which the parties acknowledge has been paid prior to the date hereof.

(e) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.

(f) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the second Business Day after the date of this Agreement, the Company shall file a current report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement, except to the extent such schedules may be omitted from the Form 8-K pursuant to the rules and regulations of the SEC) (including all attachments, the “Current Report”). From and after the filing of the Current Report, the Company shall have disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, including without limitation the Mutual Confidential Disclosure Agreement entered into between Yorkville Advisors Global, LP and the Company on November 8, 2022, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion).

(g) Reservation of Shares. So long as any of the Convertible Debentures remain outstanding, the Company shall have reserved from its duly authorized capital stock, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of Common Stock issuable upon (i) conversion of all Convertible Debentures (assuming for purposes hereof that

(x) such Convertible Debentures are convertible at the Conversion Price (as defined therein) as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section be reduced other than proportionally with respect to all shares of Common Stock in connection with any conversion (other than pursuant to the conversion of the Convertible Debentures in accordance with their terms) and/or cancellation, or reverse stock split. If at any time the number of Common Stock authorized to be issued is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, recommending that stockholders vote in favor of an increase in such authorized number of shares sufficient to meet the Required Reserve Amount. If at any time the number of Common Stock that remain available for issuance under the Exchange Cap is less than 100% of the Required Reserve Amount the Company will use commercially reasonable efforts to promptly call and hold a stockholder meeting for the purpose of seeking the approval of its stockholders as required by the applicable rules of the Principal Market, for issuances of shares in excess of the Exchange Cap.

(h) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(i) Short Selling. Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when no Convertible Debentures remain outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) put equivalent position or any hedging transaction which establishes a net short position with respect to any securities of the Company (including the Common Stock), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Common Stock; or (2) selling a number of Common Stock equal to the number of Underlying Shares that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, (A) upon the completion of a pending conversion of the Convertible Debentures for which a valid Conversion Notice (as defined in the Convertible Debentures) has been submitted to the Company pursuant to Section 4(b) of the Convertible Debentures.

(j) Amendments; Related-Party Debt; Variable Rate Transactions. From the date hereof until all the Convertible Debentures have been repaid, unless the Buyer shall have given prior consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly (i) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Convertible Debentures, (ii) make any payments in respect of any related party debt and (iii) enter into, agree to enter into, or effect any Variable Rate Transaction, other than with the Buyer (including but not limited to, for the avoidance of doubt, pursuant to the Yorkville SEPA).

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) or (ii) enters into or effects any agreement (including pursuant to any existing agreement) to offer or sell Common Stock pursuant to an “equity line of credit,” “ATM agreement,” or other continuous offering or similar offering.

The Company agrees to not directly or indirectly enter into any contract, agreement or other arrangement that would restrict or prohibit any of the Company’s obligations to the Buyer under the Transaction Documents, including, without limitation, any payments required by the Company to the Buyer under the Convertible Debentures.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices or with the transfer agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debentures in which the Company shall record the name and address of the Person in whose name the Convertible Debentures have been issued (including the name and address of each transferee), the amount of Convertible Debentures held by such Person. The entries in the register shall be conclusive absent manifest error, and the Company and the holders of the Convertible Debentures shall treat each Person whose name is recorded in the register pursuant to the terms hereof as a holder for all purposes. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b) Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Buyer under this Agreement.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Convertible Debentures being purchased by the Buyer at the Closing by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase its Convertible Debentures at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer a Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule of Buyers attached as Schedule I for the Closing.

(b) The Buyer shall have received the opinion of counsel to the Company, dated as of the First Closing Date, in the form reasonably acceptable to the Buyer.

(c) The Company shall have delivered to the Buyer copies of its and each Subsidiaries certified copies of its charter, as well as any stockholder or operating agreements by or among the stockholders or members of any of the Company’s Subsidiaries.

(d) The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the Closing Date.

(e) Each and every representation and warranty of the Company shall be true and correct in all material respects (other than representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

(f) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of each Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of each Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(g) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(h) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i) Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Debentures).

(j) The Buyer shall have received the Closing Statement.

(k) (i) From the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and (ii) at any time from the date hereof to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(l) There is an effective registration statement (including any post-effective amendment to a registration statement) pursuant to which the Buyer is permitted to utilize the prospectus thereunder to resell shares of Common Stock issuable pursuant to the Yorkville SEPA.

(m) Solely with respect to the Second Closing, (i) the Company shall have filed the Registration Statement with the SEC in accordance with the provisions set forth in the Registration Rights Agreement, including the filing deadline set forth therein, and (ii) the Company shall have paid all past due and invoiced amounts owed to the Company’s auditors as of the date of this Agreement, which amounts are payable as of the date of this Agreement.

(n) Solely with respect to the Third Closing, the Registration Statement shall be effective in accordance with the provisions set forth in the Registration Rights Agreement, including the effectiveness deadline set forth therein.

(o) The Company shall have delivered to the Buyer a compliance certificate executed by the chief executive officer of the Company certifying that Company has complied with all of the conditions precedent to the applicable Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify.

8.	TERMINATION.

In the event that the First Closing shall not have occurred within ten (10) days of the date hereof, then the Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Convertible Debentures shall be applicable to the Buyer by providing written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse the Buyer for the expenses described herein. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Service; Jury Trial. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations the Buyer or to enforce a judgment or other court ruling in favor of the Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(e) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Scilex Holding Company 960 San Antonio Road Palo Alto, CA 94303
Attention: Jaisim Shah Telephone: (650) 386-6179 Email: jshah@scilexpharma.com with a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeffrey T. Hartlin, Esq.; Elizabeth Razzano, Esq.

Telephone: (650) 320-1804; (650) 320-1895

Email: jeffhartlin@paulhastings.com; elizabethrazzano@paulhastings.com

If to the Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to the Buyer’s representatives as set forth on the Schedule of Buyers,
With copy to:	David Fine, Esq. c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: legal@yorkvilleadvisors.com or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, the Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such transferred Securities.

(g) Indemnification.

(i) In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Buyer Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (B) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents, (C) any cause of action, suit, proceeding or claim brought or made against such Buyer Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Buyer Indemnitee that arises out of or results from (1) the execution, delivery, performance or enforcement of any of the Transaction Documents, (2) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (3) any disclosure properly made to the Buyer pursuant to Section 4(f), or (D) the status of the Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Buyer Liabilities which is permissible under applicable law.

(ii) In consideration of the Company’s execution and delivery of the Transaction Documents and sale of the Securities thereunder and in addition to all of the Buyer’s other obligations under the Transaction Documents, the Buyer shall defend, protect, indemnify and hold harmless the Company, its partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees” and, together with the Buyer Indemnitees, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Company Liabilities” and, together with the Indemnified Buyer Liabilities, the “Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by Buyer in any of the Transaction Documents, (B) any breach of any covenant, agreement or obligation of Buyer contained in any of the Transaction Documents or (C) any cause of action, suit, proceeding or claim brought or made against such Company Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Company Indemnitee that arises out of or results from (1) the execution, delivery, performance or enforcement of any of the Transaction Documents or (2) any disclosure properly made to the Company pursuant to Section 2. To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Company Liabilities which is permissible under applicable law.

(iii) Promptly after receipt by an Indemnitee under this Section 9(g) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company or the Buyer, as applicable, (the “Relevant Indemnitor”) under this Section 9(g), deliver to the Relevant Indemnitor a written notice of the commencement thereof, and the Relevant Indemnitor shall have the right to participate in, and, to the extent the Relevant Indemnitor so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Relevant Indemnitor and such Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Relevant Indemnitor if: (A) the Relevant Indemnitor has agreed in writing to pay such fees and expenses; (B) the Relevant Indemnitor shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Relevant Indemnitor , and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Relevant Indemnitor (in which case, if such Indemnitee notifies the Relevant Indemnitor in writing that it elects to employ separate counsel at the expense of the Relevant Indemnitor , then the Relevant Indemnitor shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Relevant Indemnitor ), provided further, that in the case of clause (C) above the Relevant Indemnitor shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Relevant Indemnitor in connection with any negotiation or defense of any such action or Indemnified Liability by the Relevant Indemnitor and shall furnish to the Relevant Indemnitor all information reasonably available to the relevant Indemnitee which relates to such action or Indemnified Liability. The Relevant Indemnitor shall keep the relevant Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Relevant Indemnitor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Relevant Indemnitor shall not unreasonably withhold, delay or condition its consent. The Relevant Indemnitor shall not, without the prior written consent of the relevant Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of such Indemnitee. Following indemnification as provided for hereunder, the Relevant Indemnitor shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Relevant Indemnitor within a reasonable time of the commencement of any such action shall not relieve the Relevant Indemnitor of any liability to such Indemnitee under this Section 9(g), except to the extent that the Relevant Indemnitor is materially and adversely prejudiced in its ability to defend such action.

(iv) The indemnification required by this Section 9(g) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the relevant Indemnified Liabilities are received by the Relevant Indemnitor .

(v) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the relevant Indemnitee against the Relevant Indemnitor or others, and (B) any liabilities the Relevant Indemnitor may be subject to pursuant to the law.

(h) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Member

EXHIBIT A

FORM OF CONVERTIBLE DEBENTURES

SCHEDULE I

SCHEDULE OF BUYERS

(a)		(b)	(c)
Buyer		Subscription Amount of Convertible Debentures	Purchase Price (96% of Subscription Amount)
YA II PN, Ltd.
1012 Springfield Avenue	First Closing:	$10,000,000.00	$9,600,000.00
Mountainside, NJ 07092	Second Closing	$7,500,000.00	$7,200,000.00
Email: Legal@yorkvilleadvisors.com	Third Closing	$7,500,000.00	$7,200,000.00

	Aggregate:	$25,000,000.00	$24,000,000.00

Legal Representative’s Address and E-Mail Address

David Fine, Esq.

1012 Springfield Avenue

Mountainside, NJ 07092

Email: Legal@yorkvilleadvisors.com